[TEXT]
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AMES DEPARTMENT STORES, INC.
CONDENSED INCOME STATEMENT
MANAGEMENT FORMAT
(307 stores thru Sep; 308 stores after Sep.)
  ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3

             PLAN FYE 1/95
             FOR MONTH ENDING
                FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN       TOTAL
Net Sales    $125,141 $181,358 $129,749 $161,067 $193,812 $148,086 $156,195 $200,168 $177,315 $226,889 $360,440 $113,856 $2,174,076

FIFO Margin $  30,924   48,306   37,131   48,131   53,058   39,054   41,672   55,647   50,166   62,373  104,304   23,039    593,805
     Margin %   24.71%   26.64%   28.62%   29.88%   27.38%   26.37%   26.68%   27.80%   28.29%   27.49%   28.94%   20.24%     27.31%

Total Expense  41,178   49,864   39,284   42,822   50,735   41,435   43,345   48,955   42,573   48,040   55,983   38,517    542,731
             -----------------------------------------------------------------------------------------------------------------------
EBIT         ($10,254) ($1,558) ($2,153)  $5,309   $2,323  ($2,381) ($1,673)  $6,692   $7,593  $14,333  $48,321 ($15,478)   $51,074

Net Interest    1,979    2,467    2,394    2,557    2,762    2,490    2,499    2,852    2,641    2,621    2,345    1,380     28,987
Income Taxes                                                                                                                      0
             -----------------------------------------------------------------------------------------------------------------------
Net Income   ($12,233) ($4,025) ($4,547)  $2,752    ($439) ($4,871) ($4,172)  $3,840   $4,952  $11,712  $45,976 ($16,858)   $22,087
             =======================================================================================================================
From EBIT:
Sub:Net Amort     129      150       84       25       10      (54)     (88)     (80)    (137)    (153)    (133)    (174)      (421)
    Unfav Ls.     175      175      175      175      175      175      175      175      175      176      176      175      2,102
Add:LIFO Exp.      83       83       83       83       83       83       83       83       84       84       84       84      1,000
             -----------------------------------------------------------------------------------------------------------------------
EBITDA       ($10,475) ($1,800) ($2,329)  $5,192   $2,221  ($2,419) ($1,677)  $6,680   $7,639  $14,394  $48,362 ($15,395)   $50,393








               FYE 1/94 ACTUALS (UNAUDITED) THRU DEC. (REVISED FOR COMP. STORES) AND JAN.'S PLAN FROM THE 4/5/93 FORM 8-K
             FOR MONTH ENDING
                FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN *    TOTAL *

Net Sales    $123,961 $171,041 $137,321 $157,818 $191,437 $144,670 $151,746 $196,467 $175,145 $219,404 $347,007 $115,059 $2,131,076

FIFO Margin $  31,581   44,360   39,474   46,797   52,058   35,038   39,619   53,815   47,304   57,958  101,121   22,570    571,695
     Margin %   25.48%   25.94%   28.75%   29.65%   27.19%   24.22%   26.11%   27.39%   27.01%   26.42%   29.14%   19.62%     26.83%

             -----------------------------------------------------------------------------------------------------------------------

EBITDA        ($8,083) ($3,286) ($1,005)  $3,802    ($912) ($7,501) ($3,449)  $2,017   $5,427  $15,940  $48,728 ($17,843)   $33,835

   *  January and total fiscal year 1994 results have not yet been finalized and audited. Actual (unaudited) net sales for January were $97,015.
 NOTE: EBIT is earnings (loss) before net interest expense, income taxes, and any non-cash extraordinary items. EBITDA is EBIT before depreciation & amortization, LIFO expense, and any non-cash unusual charges or gains.
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
AMES DEPARTMENT STORES, INC.
CONDENSED BALANCE SHEET
MANAGEMENT FORMAT
(307 stores thru Sep; 308 stores after Sep.)
FYE 1/95 PLAN
($ 000's)
                                                                                                                  EXHIBIT 20
                                                                                                                  Page 2 of 3


                        FOR MONTH ENDING
                           FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Assets
Current Assets:
 Unrest. cash and equiv. $28,540  $28,119  $25,829  $30,323  $30,111  $27,191  $32,618  $29,513  $33,280  $53,198  $38,197  $28,998
 Restricted cash and eq.  61,046   64,196   67,847   69,298   69,748   70,599   67,350   61,300   59,751   62,502   68,952   68,103

 Merch. inventory, LIFO  491,588  487,021  504,163  500,171  473,096  479,587  488,945  521,310  538,081  558,109  396,619  408,479
 Other current assets     32,684   40,246   39,077   38,060   34,352   35,677   39,503   53,389   62,493   75,924   40,707   38,472

   Total Current Assets  613,858  619,582  636,916  637,852  607,307  613,054  628,416  665,512  693,605  749,733  544,475  544,052

Net Fixed Assets          27,255   29,057   32,247   36,388   39,608   41,696   43,904   44,261   44,626   44,776   44,727   44,473
                        ------------------------------------------------------------------------------------------------------------
Total Assets            $641,113 $648,639 $669,163 $674,240 $646,915 $654,750 $672,320 $709,773 $738,231 $794,509 $589,202 $588,525
                        ============================================================================================================




                        FOR MONTH ENDING
                           FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN
Liabilities
Current Liabilities:
 Trade accounts payable  $71,654  $67,528  $70,189  $77,402  $62,768  $81,088  $98,422 $122,126 $141,010 $177,970  $72,800  $91,188
 Note (revolver) pay.(A)  95,000  110,000  135,000  135,000  125,000  125,000  130,000  140,000  145,000  150,000        0   15,000
 Other current liabs.(B) 187,467  189,996  188,553  184,418  216,901  212,253  212,420  214,248  214,797  218,175  239,070  229,137
                        ------------------------------------------------------------------------------------------------------------
   Total Current Liabs.  354,121  367,524  393,742  396,820  404,669  418,341  440,842  476,374  500,807  546,145  311,870  335,325


Long-term debt (B)       110,896  110,076  109,872  110,082   76,387   76,372   76,584   75,713   75,746   75,955   60,005   58,585
Fresh-st ex.(neg. good.)  54,291   53,716   53,256   52,796   52,221   51,761   51,301   50,726   50,266   49,806   49,231   48,771
Unfavorable lease liab.   24,898   24,723   24,548   24,373   24,198   24,023   23,848   23,673   23,498   23,322   23,146   22,971
Other long-term liabs.    51,261   50,979   50,671   50,343   50,053   49,737   49,401   49,103   48,778   48,433   48,126   42,907

   Total Liabilities     595,467  607,018  632,089  634,414  607,528  620,234  641,976  675,589  699,095  743,661  492,378  508,559

Shareholders' Equity
 Paid-in capital          70,141   70,141   70,141   70,141   70,141   70,141   70,141   70,141   70,141   70,141   70,141   70,141


 Retained earn. (def.)   (24,495) (28,520) (33,067) (30,315) (30,754) (35,625) (39,797) (35,957) (31,005) (19,293)  26,683    9,825
                        ------------------------------------------------------------------------------------------------------------
   Total Sharehold. Eq.   45,646   41,621   37,074   39,826   39,387   34,516   30,344   34,184   39,136   50,848   96,824   79,966

Total Liabs. & Equity   $641,113 $648,639 $669,163 $674,240 $646,915 $654,750 $672,320 $709,773 $738,231 $794,509 $589,202 $588,525
                        ============================================================================================================

(A) Estimated incremental borrowings that may be required to replace certain inventories at the Leesport facility are between $5 and
    $20 million for February through May. The extent and duration of such incremental borrowings is dependent upon the vendor trade terms on the inventory repurchases and the Company's abilities to access the current inventory at Leesport.
(B) Includes certain projected reclassifications of long-term debt to current debt based upon the Company's current debt structure.
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
AMES DEPARTMENT STORES, INC.
CONDENSED CASH FLOW
MANAGEMENT FORMAT
(307 stores thru Sep; 308 stores after Sep.)
  FYE 1/95 PLAN
    ($ 000's)
                                                                                                                   EXHIBIT 20
                                                                                                                   Page 3 of 3

                          FOR MONTH ENDING
                            FEB     MAR     APR     MAY     JUN     JUL     AUG     SEP     OCT     NOV      DEC     JAN     TOTAL
Beg. unrest. cash and eq. $26,865 $28,540 $28,119 $25,829 $30,323 $30,111 $27,191 $32,618 $29,513 $33,280  $53,198 $38,197  $26,865

Cash generated from (used in) operations:
 Net income (loss)        (12,233) (4,025) (4,547)  2,752    (439) (4,871) (4,172)  3,840   4,952  11,712   45,976 (16,858)  22,087
 Other                        217     197     263     417     434     496     531     556     615     629      609     550    5,514


Cash from operations      (12,016) (3,828) (4,284)  3,169      (5) (4,375) (3,641)  4,396   5,567  12,341   46,585 (16,308)  27,601

Changes in working capital:
 FIFO inventory (inc) dec (51,089)  4,484 (17,225)  3,909  26,992  (6,574) (9,441)(32,448)(16,855)(20,112) 161,406 (11,944)  31,103
 Trade payables inc (dec)  (3,230) (4,125)  2,661   7,213 (14,634) 18,320  17,334  23,704  18,884  36,960 (105,170) 18,388   16,304
 All other                  5,784  (5,751) (1,878) (2,903)  2,829  (5,980) (3,443)(12,955) (8,551) (9,872)  41,670 (13,200) (14,249)


Net changes in working cap(48,535) (5,392)(16,442)  8,219  15,187   5,766   4,450 (21,699) (6,522)  6,976   97,906  (6,756)  33,158

Capital spending           (1,712) (2,227) (3,566) (4,576) (3,785) (2,603) (2,755) (1,012)   (962)   (763)    (659)   (380) (25,000)

(Inc) dec. in rest. cash   (2,754) (3,150) (3,651) (1,451)   (450)   (851)  3,249   6,050   1,549  (2,751)  (6,450)    849   (9,811)

Other
 Borrow. (pymts) -revolver 75,000  15,000  25,000       0 (10,000)      0   5,000  10,000   5,000   5,000 (150,000) 15,000   (5,000)
 Payments of capital lease   (322)   (287)   (312)   (331)   (295)   (321)   (340)   (303)   (329)   (349)    (312)   (252)  (3,753)
 Pymts. on long-term debt  (8,345)   (346)   (345)   (345)   (673)   (345)   (345)   (346)   (345)   (346)  (1,880) (1,161) (14,822)
 Restructuring & other        359    (191)  1,309    (191)   (191)   (191)   (191)   (191)   (191)   (191)    (191)   (191)    (240)
Total other                66,692  14,176  25,652    (867)(11,159)   (857)  4,124   9,160   4,135   4,114 (152,383) 13,396  (23,815)
                          ----------------------------------------------------------------------------------------------------------
Inc (dec.) in unrest. cash $1,675   ($421)($2,291) $4,494   ($212)($2,920) $5,427 ($3,105) $3,767 $19,917 ($15,001)($9,199)  $2,133


End. unrest. cash and eq. $28,540 $28,119 $25,829 $30,323 $30,111 $27,191 $32,618 $29,513 $33,280 $53,198  $38,197 $28,998  $28,998
                          ==========================================================================================================
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